UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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QUICKLOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUICKLOGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 7, 2026

We are pleased to invite you to the Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation (“QuickLogic” or the “Company”), to be held virtually on Thursday, May 7, 2026, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class III directors, nominees Brian C Faith and Ron Shelton, for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2029;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement;

3.	To ratify the appointment of Frank, Rimerman + Co. LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 3, 2027; and

4.	To transact such other business as may properly come before the Annual Meeting, or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 9, 2026, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any continuation, adjournments, or postponements thereof.

Again, this year, we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. This allows us to mail our stockholders a notice instead of a paper copy of the Proxy Statement and our 2025 Annual Report on Form 10-K. The notice contains instructions on how our stockholders may access our Proxy Statement and Annual Report over the Internet and how our stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2025 Annual Report on Form 10-K, and a proxy card. Stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will help us to conserve natural resources and reduce the costs of printing and distributing our proxy materials. The Proxy Statement and form of proxy are being distributed and made available on or about March 27, 2026.

Whether or not you plan to attend the annual meeting online, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Both stockholders of record and “street name” stockholders will be able to attend the annual meeting via live audio webcast, submit their questions during the meeting, and vote their shares electronically at the annual meeting. Please see the attached proxy statement for important access information. Accordingly, if you have received a proxy card, we urge you to promptly complete and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the virtual meeting and wish to vote online during the meeting, you may withdraw your proxy at that time. Thank you for your continued support of QuickLogic.

For the Board of Directors,

San Jose, California	Brian C. Faith
March 27, 2026	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO VOTE

PROMPTLY, SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

QUICKLOGIC CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL GENERAL MEETING

General

This proxy statement is furnished by the Board of Directors (the “Board”) of QuickLogic Corporation, a Delaware corporation (“QuickLogic” or the “Company”), in connection with the Board's solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2026 at 10:00 a.m., local time, and at any and all continuation, adjournments, or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held exclusively via live webcast. At the Annual Meeting, only stockholders of record at the close of business on March 9, 2026, the record date will be entitled to vote. On March 9, 2026, QuickLogic’s outstanding capital stock consisted of 17,720,435 shares of common stock.

At the Annual Meeting, the stockholders will be asked:

1.	To elect two Class III directors, nominees Brian C. Faith and Ron Shelton, for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2029;
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement; and
3.	To ratify the appointment of Frank, Rimerman + Co. LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 3, 2027.

This Proxy Statement and form of proxy were first provided to stockholders entitled to vote at the Annual Meeting on or about March 27, 2026, together with our 2025 Annual Report to Stockholders.

Board’s Recommendation

Our Board of Directors recommends that you vote:

1.	“FOR” the election of the two nominated Class III directors, nominees Brian C. Faith and Ron Shelton;
2.	“FOR” the ratification on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement; and
3.	“FOR” the ratification of the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year ending January 3, 2027.

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the proxy holders will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment on the matters.

Record Date, Stock Ownership, and Voting

Only stockholders of record at the close of business on March 9, 2026, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 9, 2026, there were outstanding and entitled to vote 17,720,435 shares of common stock. Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. All stockholders are invited to attend the virtual meeting. To participate in the virtual meeting, you will need the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials, or voting instruction form.

Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted “FOR” the election of the director nominees described herein and “FOR” the ratification of the appointment of the independent registered public accounting firm.

What’s required to approve each item?

Proposal 1: Election of Directors. Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the Annual Meeting will be uncontested. “Plurality” means that the two individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a stockholder will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

Proposal 2: Advisory Vote on the compensation of our named executive officers as disclosed in the Proxy Statement.  The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, this proposal. Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  An abstention will not be counted toward the approval of executive compensation, and the effect of an abstention is the same as a vote against the approval. Broker non-votes will have no effect on the outcome.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2027, will require the affirmative vote of a majority of the shares of common stock present (in person or by proxy) at the Annual Meeting and entitled to vote on the proposal. An abstention will have the effect of a vote against the ratification. Brokers will have discretionary authority to vote on Proposal 3 and, accordingly, there will be no broker non-votes for this proposal.

Will my shares be voted if I do not provide my proxy?

Under applicable rules, if you hold your shares through a brokerage firm, bank, or other nominee, and do not give instructions to that entity, it will still be able to vote your shares with respect to “discretionary” items, but it will not be allowed to vote your shares with respect to “non-discretionary” items. The ratification of Frank, Rimerman + Co. LLP as our independent registered public accounting firm (Proposal 3) is considered to be a discretionary item under applicable rules and your brokerage firm, bank, or other nominee will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the Annual Meeting are “non-discretionary” and if you do not instruct your broker, bank, or other nominee how to vote with respect to such proposals, it may not vote with respect to these proposals and those shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm, bank, or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “What’s required to approve each item?” for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.

If you hold your shares through our transfer agent, Equiniti Trust Company, they will not be voted if you do not provide a proxy.

Important Information About the Annual Meeting and Voting

To participate in the virtual meeting, you will need the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online login will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the login procedures.

Important Information About the Annual Meeting and Voting — How Do I Vote?

You may vote by attending the virtual Annual Meeting and voting online during the Annual Meeting webcast or you may vote by submitting a proxy.

At the Virtual Meeting. Shares held in your name as the stockholder of record may be voted by you online at the Annual Meeting at www.virtualshareholdermeeting.com/QUIK2026. Shares held beneficially in “street name” may be voted by you online at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares, and more information is below.

By Mail. Stockholders who ask for and receive a paper proxy card may vote by mail and should complete, sign, and date their proxy card and mail it in the pre-addressed envelope that will accompany the delivery of the paper proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.

By Internet before the meeting. For shares registered in your name, you may go towww.virtualshareholdermeeting.com/QUIK2026 to transmit a proxy to vote your shares by means of the Internet. For shares registered in the name of a broker or bank, you may go to www.virtualshareholdermeeting.com/QUIK2026 to transmit a proxy to vote your shares by means of the Internet. You will be required to provide your  16-digit control number, which is contained on the Notice or the proxy card, as applicable. We must receive votes submitted before the Annual Meeting via the Internet by 8:59 p.m. Pacific Time on May 6, 2026.

By Telephone. For shares registered in your name, you may grant a proxy to vote your shares by telephone. The telephone voting procedures are designed to authenticate your identity, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly. To vote shares registered in your name by telephone, call 1-800-690-6903 by 8:59 p.m. Pacific Time on May 6, 2026. Please see the instructions on the Notice or the proxy card, as applicable.

For shares registered in the name of a broker, bank, or other agent. If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting online. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank, or other agent in order to instruct your broker, bank, or other agent on how to vote your shares.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting. See above under “Important Information About the Annual Meeting and Voting” for more details on the access process.

Revocation of Proxies

You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Equiniti Trust Company, our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

1.	by revoking it online at the Annual Meeting;

2.	by writing, delivered to our Chief Financial Officer at 2220 Lundy Avenue, San Jose, CA, 95131 before the proxy is used; or

3.	by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the virtual meeting will not revoke your proxy, but if you attend the virtual meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee, or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote online at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held on May 7, 2026.

Our proxy materials, including our Proxy Statement and 2025 Annual Report on Form 10-K are available on the internet and may be viewed free of charge and printed at www.proxydocs.com/QUIK.

Solicitation of Proxies

We have not engaged any outside parties to assist in the solicitation of proxies nor to provide related advice and informational support. We will reimburse third-party brokerage firms, other custodians, nominees, and fiduciaries for their expenses in forwarding proxy and solicitation materials to stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy. For shares you hold in street name, you may revoke your prior proxy by submitting new voting instructions to your broker or nominee.

No Right of Appraisal

Neither Delaware law nor our amended and restated certificate of incorporation provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Quorum; Abstentions; Broker Non-Votes

The presence at the Annual Meeting, virtually or by proxy, of the holders of at least one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 17,720,435 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors (Proposal 1), abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals for Candidates to the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on our website at https://ir.quicklogic.com/governance-docs, to consider recommendations for candidates to the Board of Directors from stockholders holding either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities continuously for at least one-year prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one-year anniversary of the mailing of the previous year’s proxy statement will likely not be considered timely for consideration at that year’s annual meeting.

A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 2220 Lundy Avenue, San Jose, California 95131, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission (“SEC”) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of ownership of the requisite number of Company voting securities.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Other Stockholder Proposals and Proposals for Dissident Candidates to the Board of Director

Stockholders are entitled to present proposals for consideration at the next annual meeting of stockholders provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.

Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2027 Annual Meeting of Stockholders must submit such proposal to the corporate secretary of our company by the date that is 120 days prior to the one-year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals to be included in such proxy statement, which date is November 27, 2026. Proposals received after this date will likely not be considered timely for consideration at that year’s annual meeting.

Stockholders wishing to recommend a proposal for a dissident candidate for election to the Board of Directors for inclusion in the proxy statement relating to our 2027 Annual Meeting of Stockholders must submit such proposal to the corporate secretary of our company by the date that is 120 days prior to the one-year anniversary of the date on which this proxy is first mailed, in order to be considered timely for nominations to be included in such proxy statement, which date is November 27, 2026. Proposals received after this date will likely not be considered timely for consideration at that year’s annual meeting.

Householding

Householding is a cost-saving procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 2220 Lundy Avenue, San Jose, California 95131, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, beneficial owners should contact their broker, and registered shareholders should contact our transfer agent Equiniti Trust Company at 1(800) 468-9716.

PROPOSAL ONE

ELECTION OF DIRECTORS

QuickLogic’s Board of Directors (the “Board”) is currently comprised of six members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Michael R. Farese and Andrew J. Pease have been designated as Class I directors whose terms expire at the 2027 Annual Meeting of Stockholders, Gary H. Tauss and Joyce Kim have been designated as Class II directors whose terms expire at the 2028 Annual Meeting of Stockholders, and Brian C. Faith and Ron Shelton have been designated as Class III directors whose terms expire at the 2026 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.

Nominees for Class III Directors

Two Class III directors are to be elected at this Annual Meeting of Stockholders for a three-year term ending in 2029. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated Brian C. Faith and Ron Shelton. Unless otherwise instructed, the persons acting as proxies intend to vote proxies received by them for the election of Brian C. Faith and Ron Shelton. QuickLogic expects that Brian C. Faith and Ron Shelton will serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of each person elected as director will continue until such director’s term expires in 2029 or until such director’s successor has been elected and qualified or until such director’s earlier death, resignation, or removal.

Vote Required and Board of Directors' Recommendation

The two nominees receiving the highest number of affirmative votes shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect in the election of directors under Delaware law.

Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the Annual Meeting will be uncontested. “Plurality” means that the two individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a stockholder will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE CLASS III DIRECTOR NOMINEES LISTED ABOVE.

Directors and Nominees for Director

The following table sets forth information concerning the nominees for Class III director.

Nominees for Class III Director

Name	Age	Position
Brian C. Faith	51	President and Chief Executive Officer; Director
Ron Shelton	64	Director

Brian C. Faith joined QuickLogic in June 1996 and has served as President and Chief Executive Officer, and Director, since June 2016. Prior to his appointment as Chief Executive Officer, Mr. Faith served as Vice President of Worldwide Marketing and Vice President of Worldwide Sales & Marketing from 2008 and 2016. During his tenure at QuickLogic, Mr. Faith has held a variety of managerial and executive leadership positions spanning engineering, product line management, marketing, and sales. Mr. Faith has served on the board of the Global Semiconductor Alliance (GSA) and previously served as Chairman of the Marketing Committee for the CE-ATA Organization. He holds a Bachelor of Science degree in Computer Engineering from Santa Clara University and has served as an Adjunct Lecturer at Santa Clara University, teaching courses related to programmable logic.

Ron Shelton is a seasoned financial executive with more than 30 years of financial and operational leadership experience spanning both publicly traded companies to privately held startups. His expertise includes financial strategy, operational efficiency, and governance across the semiconductor and technology sectors.

Currently, he serves as Chief Financial Officer of Syntiant Corp., an AI semiconductor company specializing in neural decision processors for always-on applications. He joined Syntiant in May 2024. Prior to Syntiant, he held CFO roles at several notable companies, including Navitas Semiconductor (May 2022 – March 2024), Adesto Technologies 2011-2020, GigOptix 2009-2011, and Cirrus Logic 1996-1999. Earlier in his career, he held senior financial leadership positions in a range of technology companies, building deep expertise in managing growth, capital markets, and corporate governance. Mr. Shelton earned a Bachelor of Arts degree in Economics from Stanford University.

The Company believes that Mr. Shelton’s extensive financial expertise, coupled with his broad business acumen, will bring valuable insight and strong oversight to his role on our Board.

Incumbent Class I Directors Whose Terms Expire in 2027

Name	Age	Position
Michael R. Farese	79	Chairman of the Board
Andrew J. Pease	75	Director

Michael R. Farese (Ph. D) has been serving as a member of our Board of Directors since April 2008, and as our Chairman since December 6, 2019. Dr. Farese also served as Chairman of the Nominating and Corporate Governance Committee from August 2014 until February 2021 and as QuickLogic lead independent director. From January 2015 to December 2016 when it was acquired, Dr. Farese was Chief Scientist of Antenna 79, a company creating advanced antenna technology for wireless devices. From June 2010 to December 2014, Dr. Farese served as Chief Technology Officer and Senior Vice President of Global Engineering at Entropic Communications Inc., a fabless semiconductor company that invented the MoCA multimedia over coax standard to enable all room DVR and connected home entertainment and which was acquired by Maxlinear Inc.  From September 2007 to May 2010, he was President and Chief Executive Officer and member of the Board of Directors of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of programmable radio frequency semiconductors. From September 2005 to September 2007, Dr. Farese was Senior Vice President, Engineering, of Palm, Inc., the developer of the Treo line of smartphones and which was subsequently acquired by HP Inc. Dr. Farese also served as President and Chief Executive Officer and board member of WJ Communications, a radio frequency (RF) semiconductor company, from March 2002 to July 2005 and President and CEO and board member of Tropian Inc., a developer of high efficiency RF ASICs for 2.5 and 3G cellular phones, from October 1999 to March 2002. Prior to that time, Dr. Farese held senior management positions at Motorola Corp., Ericsson Inc., Nokia Corp., and ITT Corp. Dr. Farese also held management positions at AT&T Corp. and Bell Laboratories. and has been in the telecommunications and semiconductor industry for more than 45 years. Dr. Farese also served on the board of PMC-Sierra, Inc., an Internet infrastructure semiconductor solution provider, from May 2006 until its acquisition in January 2016 by Microsemi Corp. Dr. Farese holds a B.S.E.E. and Ph.D. degree in Electrical Engineering from Rensselaer Polytechnic Institute and a M.S. degree in Engineering from Princeton University.

Dr. Farese has extensive executive experience and knowledge of the wireless industry, cellular and wireless technologies, and the design, development and use of semiconductors for the wireless industry. His executive experience, business acumen, and strong technical and strategic planning skills bring an invaluable perspective to the Board.

Andrew J. Pease has been serving as a member of our Board of Directors since April 2011 and Chairman of the Nominating and Corporate Governance Committee since February 2021. He joined QuickLogic in November 2006 and served as our President and Chief Executive Officer from January 2011 to his retirement in June 2016, and as our President from March 2009 to his retirement in June 2016. From November 2006 to March 2009, Mr. Pease served as our Vice President of Worldwide Sales. From July 2003 to June 2006, Mr. Pease was Senior Vice President of Worldwide Sales at Broadcom Corporation, a global leader in semiconductors for wired and wireless communications. From March 2000 to July 2003, Mr. Pease was Vice President of Sales at Syntricity, Inc., a company providing software and services to better manage semiconductor production yields and improve design-to-production processes. From 1984 to 1996, Mr. Pease served in a number of sales positions at Advanced Micro Devices, or AMD, a global semiconductor manufacturer, where his last assignment was Group Director, Worldwide Headquarters Sales and Operations. Mr. Pease previously held Vice President of Sales positions at Integrated Systems Inc., an embedded software manufacturer (1996-1997), and Vantis Corporation, a programmable logic subsidiary of AMD (1997-1999). Mr. Pease holds a B.S. degree from the United States Naval Academy and an M.S. in computer science from the Naval Postgraduate School in Monterey, California.

Mr. Pease has many years of executive experience in the semiconductor industry, primarily in sales and operations. His vast understanding of the semiconductor industry coupled with his in-depth knowledge of the day-to-day operation and strategic direction of the Company makes him a valuable resource and contributor to the Board.

Incumbent Class I Directors Whose Terms Expire in 2028

Name	Age	Position
Gary H. Tauss	71	Director
Joyce Kim	55	Director

Gary H. Tauss has been serving as a member of our Board of Directors since June 2002. Mr. Tauss has also served as a board member for Hootsuite Inc., a social media dashboard company from January 2010 to 2020 and currently as a board observer. In January 2017, Mr. Tauss joined the board of NetForecast, Inc., a network infrastructure performance and customer satisfaction monitoring and analysis firm. From January 2010 to March 2014, Mr. Tauss served as the Executive Director and Chief Executive Officer of BizTech, a not-for-profit technology-focused business incubator. From October 2006 until February 2008, Mr. Tauss served as President and Chief Executive Officer of Mobidia Technology, Inc., a provider of performance management software that enables wireless operators to provide users with high-quality mobile content. From May 2005 until the sale of its assets to Transaction Network Services, Inc. in March 2006, Mr. Tauss served as President, Chief Executive Officer and director of InfiniRoute Networks Inc., a provider of software peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and Chief Executive Officer of LongBoard, Inc., a company specializing in fixed-to-mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer, and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss earned both a B.S. and an M.B.A. degree from the University of Illinois.

Mr. Tauss has a strong executive background with technology companies providing products for the mobile market. His in-depth understanding of the important attributes of products for the mobile market make him an invaluable resource as QuickLogic develops and markets devices for the mobile market.

Joyce Kim brings over two decades of experience scaling commercial innovation and growth in the technology sector through large scale digital transformation and brand elevation strategies. Her expertise spans all facets of Go-To-Market including digital, brand, communications, channels and product strategy for global hardware and SaaS companies.

Currently, she serves as the Chief Marketing Officer for Proofpoint, a private equity company and is responsible for driving market expansion and revenue diversification strategies including customer acquisition, engagement, and channel growth. Prior to Proofpoint, she served Chief Marketing Officer at Zscaler (ZS) (November 2023 - December 2025) and Twilio (TWLO) (April 2022 - November 2023), both publicly traded companies with $3B to $5B in revenues. Prior to that, she served as CMO for Genesys, PE-backed SaaS software company, and also served as Chief Digital & Marketing Officer for Arm, where she led the enterprise-wide digital transformation and digital GTM strategy for a new SaaS and IoT platform. Ms. Kim successfully launched multiple microprocessor IP products in APJ alongside one of the largest partner ecosystems in the world. Prior to Arm, Ms. Kim held multiple Chief Marketing Officer roles for brands such as Skype and Skype for Business at Microsoft as well as Google and held multiple marketing and product management leadership positions for several startup and mid-sized companies including Symmetricom, and Internap. Ms. Kim earned a double major from California Polytechnic State University San Luis Obispo with Bachelor of Science degrees in Finance and Architecture.

The Company believes that Ms. Kim’s expertise in increasing brand value and revenue growth, by advancing a data-driven organization, will add significant value to her role on our Board.

Board Leadership Structure

The Board of Directors does not currently have a policy on whether the roles of Chief Executive Officer and Chairman may be filled by one individual. This allows the Board flexibility to better address the leadership needs of the Company from time to time as it deems appropriate. We currently separate the positions of Chief Executive Officer and Chairman of the Board. Mr. Brian C. Faith is our President and Chief Executive Officer and Dr. Farese has served as our non-employee Chairman of the Board since December 6, 2019.

Board’s Oversight of Risk Management

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, operations, and enterprise risks. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, accounting, and internal control risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into the Company’s culture and day-to-day business operations.

Board Meetings, Committees and Corporate Governance

The Board of Directors held a total of six meetings and acted by unanimous written consent five times during 2025. During 2025, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during his or her term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during his or her term on such committee.

QuickLogic expects its directors to attend its annual meetings absent a valid reason. All then-current directors attended the May 8, 2025 Annual Meeting of Stockholders.

The Board of Directors has determined that the Company’s current directors, with the exception of Mr. Faith, meet the independence requirements of the Nasdaq Capital Market. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. In making the determination that a particular director is independent, the Board considers the relationships that such director has with the Company and all other facts and circumstances deemed relevant in determining their independence, including information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships and other information received through annual directors’ questionnaires.

It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, five sessions of the independent directors were held.

The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

We have written charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, copies of which are available on our website, free of charge, at https://ir.quicklogic.com/governance-docs. You can also obtain copies of the charters, free of charge, by writing to us at 2220 Lundy Avenue, San Jose, California 95131, Attention: Finance Department.

In accordance with applicable SEC requirements and Nasdaq Capital Market listing standards, all the standing committees are comprised solely of non-employee, independent directors. The table below shows current membership as of the date of the filing for each of the standing committees.

Audit Committee(4)	Nominating and Corporate Governance Committee	Compensation Committee (4)
Ron Shelton (1) (2)	Andrew J. Pease (1)	Gary H. Tauss (1)
Michael R. Farese (3)	Michael R. Farese	Michael R. Farese
Joyce Kim	Joyce Kim	Andrew J. Pease
Gary H. Tauss	Ron Shelton
Gary H. Tauss

(1)	Committee Chairman
(2)	Audit Committee Financial Expert
(3)	Chairman of the Board
(4)	Ms. Christine Russell was previously a member of the Audit Committee and the Compensation Committee until her unexpected passing on July 11, 2025.

Audit Committee

Our Audit Committee is currently composed of Ron Shelton (Chairman), Michael R. Farese, Joyce Kim and Gary H. Tauss. Ms. Russell served as Chairman of the Audit Committee from April 2006 until her death on July 11, 2025. The Audit Committee held five meetings in 2025. Each member meets the independence requirements of the SEC and the Nasdaq Capital Market. The Board of Directors has determined that Mr. Shelton is an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K

The Audit Committee has sole and direct authority to select, evaluate, and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit-related, and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain, and treat employee complaints concerning questionable accounting, internal control, or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is available on our website, free of charge, at https://ir.quicklogic.com/governance-docs.

Compensation Committee

Our Compensation Committee is currently composed of Gary H. Tauss (Chairman), Michael R. Farese, and Andrew J. Pease. Ms. Russell served until her death on July 11, 2025. The Compensation Committee held four meetings in 2025 and acted by unanimous written consent four times during the year. Each member of the Compensation Committee meets the independence requirements of the SEC and the Nasdaq Capital Market. The purpose of the Compensation Committee is to: (i) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s directors and executive officers (including the Chief Executive Officer); (ii) review and recommend to the Board of Directors compensation plans, policies, and benefit programs, as well as approve individual executive officer compensation packages; and (iii) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report to be included in the Company’s Proxy Statement and Annual Report on Form 10-K. The Compensation Committee’s duties also include administering QuickLogic’s stock option plans and employee stock purchase plans, as well as administering, overseeing, and monitoring compliance with the Company’s clawback policy.

The Compensation Committee has the authority to retain and meet privately with independent advisors and compensation and benefits specialists as needed, and may request the assistance of any director, officer, or employee of the Company whose advice and counsel are sought by the Compensation Committee. The Compensation Committee, after reviewing management’s recommendations, determines the equity and non-equity compensation of the Company’s executive officers and directors. The Chief Executive Officer recommends compensation amounts for the executive officers other than the Chief Executive Officer to the Compensation Committee. Under the guidance of the Compensation Committee, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the executive incentive compensation plan, including plan objectives and payments earned based on performance to those objectives. No members of management are present when the Compensation Committee approves the compensation of the executive officers. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee has a written charter, which is available on our website, free of charge, at https://ir.quicklogic.com/governance-docs.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Andrew J. Pease (Chairman), Michael R. Farese, Joyce Kim, Ron Shelton, and Gary H. Tauss. The Nominating and Corporate Governance Committee held two meetings in 2025. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the SEC and the Nasdaq Capital Market. The purpose of the Nominating and Corporate Governance Committee is to: (i) assist the Board of Directors by identifying, evaluating, and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of the committees of the Board of Directors; (iv) review conflicts of interest of members of the Board of Directors and executive officers; and (v) review and recommend corporate governance principles to the Board of Directors. Other duties of the Nominating and Corporate Governance Committee include overseeing the evaluation of management, succession planning, and reviewing and monitoring the Company’s Code of Conduct and Ethics. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004, and they were amended and restated in February 2010. A copy of the Guidelines and a copy of the written charter of the Nominating and Corporate Governance Committee are available on our website, free of charge, at https://ir.quicklogic.com/governance-docs.

The Nominating and Corporate Governance Committee regularly reviews the size and composition of the full Board of Directors and considers the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors, and search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the SEC and the Nasdaq Capital Market, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including character, judgment, independence, expertise, length of service, and other commitments, among others. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding, continuously for at least one year prior to the date of the submission of the recommendation, either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities. Recommendations received after the date that is 120 days prior to the one-year anniversary of the mailing of the previous year’s proxy statement, will likely not be considered timely for consideration at that year’s annual meeting. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 2220 Lundy Avenue, San Jose, California 95131 and must include the candidate’s name, home and business contact information, detailed biographical data, and qualifications and an explanation of the reasons why the stockholder believes the candidate is qualified for service on QuickLogic’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement and as required by the Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates and the Company’s Amended and Restated Bylaws. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all director nominations that are timely and properly submitted by stockholders on the same basis as any other candidate. Our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates, Code of Conduct and Ethics and the Company’s Policy for Stockholder Communications with QuickLogic’s Board of Directors are posted on our website at https://ir.quicklogic.com/governance-docs.

Non-Standing Committees

The Board of Directors has delegated to the Equity Incentive Committee, which in 2025 consisted of Brian C. Faith, our President and Chief Executive Officer, and Timothy Saxe, our Chief Technology Officer and Senior Vice President of Engineering, the authority to: (i) approve the grant of options to purchase Company stock to employees other than executive officers and certain other individuals, up to a limit of40,000 shares per option grant; (ii) approve the award of restricted stock units (RSUs) based on dollar value maximums in accordance with guidelines established by the Committee, with inputs from Radford Consulting, up to a maximum dollar value of $100,000 for the top non-executive job level; (iii) grant refresh options or RSUs to employees other than executive officers and certain other individuals, subject to the approval of the total number of such refresh options or RSUs by the Board of Directors or the Compensation Committee; and (iv) amend options as authorized by the Board of Directors.

Stockholder Communications with the Board of Directors

The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our website, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic’s Board of Directors or any individual member thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 2220 Lundy Avenue, San Jose, California 95131. Communications received in writing are reviewed internally by management and then distributed to the Chairman or other members of the Board, as appropriate. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as “Compliance Confidential.”

Code of Conduct and Ethics

QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers, and employees on February 12, 2004 and it was amended on April 27, 2009. The Code of Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws, and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics is posted on our website at https://ir.quicklogic.com/governance-docs. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, as well as any amendments, on our website at https://ir.quicklogic.com/governance-docs.

Compensation Committee Interlocks and Insider Participation

During Fiscal Year 2025, the following directors were members of QuickLogic’s Compensation Committee: Michael R. Farese, Andrew J. Pease, and Gary H. Tauss (Chairman). Christine Russell was a member of the Compensation Committee until her death on July 11, 2025. During Fiscal Year 2025, none of the Compensation Committee’s members was at any time an officer or employee of QuickLogic. Mr. Pease was formerly an officer of QuickLogic. Mr. Pease joined QuickLogic in November 2006 and served as QuickLogic’s President and Chief Executive Officer from January 2011 to his retirement in June 2016, and as QuickLogic’s President from March 2009 to his retirement in June 2016.

None of QuickLogic’s named executive officers serve, or in the past fiscal year have served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on QuickLogic’s Board or Compensation Committee and none have engaged in any transaction with related persons, promoters, or certain control persons requiring disclosure under Item 404 of Regulation S-K.

PROPOSAL TWO

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Summary

 The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables QuickLogic stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

Our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success. The Compensation Committee of the Board (the “Compensation Committee”) believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained therein are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement supports and contributes to the Company’s long-term success.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

 Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of QuickLogic common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for advisory approval of this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against the proposal. Broker non-votes will have no effect on this Proposal No. 2.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE APPROVAL OF THE COMPENSATION OF QUICKLOGIC’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed Frank, Rimerman + Co. LLP, an independent registered public accounting firm, to audit QuickLogic Corporation’s (“QuickLogic” or the “Company”) consolidated financial statements for the fiscal year ending January 3, 2027, and as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.

Representatives of Frank, Rimerman + Co. LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

On June 5, 2024, QuickLogic Corporation notified Moss Adams LLP (“Moss Adams”) of its dismissal as the Company's independent registered public accounting firm, effective as of June 4, 2024. The Company's Audit Committee unanimously approved the decision to dismiss Moss Adams (effective June 2025, Moss Adams merged with Baker Tilly, US LLP (“Baker Tilly”)).

The reports of Moss Adams (now Baker Tilly) on the consolidated financial statements for the fiscal years ended January 1, 2023 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended January 1, 2023 and December 31, 2023, and the subsequent interim periods up to and including the date of Moss Adams’ dismissal, there were no (i) disagreements between the Company and Moss Adams on any matter of accounting principles or  practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Moss Adams to make reference to the subject matter of such disagreements in connection with its report on the Company's consolidated financial statements, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended. With Audit Committee consent and approval, the Company continued to engage Moss Adams (now Baker Tilly) during fiscal year 2025 for work related to the Company’s FY 2024 Form 10-K and S-3 filings with the SEC.

On June 4, 2024, the Company appointed Frank, Rimerman + Co. LLP as its new independent registered public accounting firm. The Audit Committee unanimously approved the engagement of Frank, Rimerman + Co. LLP.

During the Company's fiscal years ended January 1, 2023 and December 31, 2023, and the subsequent interim periods up to and including the date of Moss Adams' dismissal, neither the Company nor anyone on its behalf has consulted Frank, Rimerman + Co. LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K, with Moss Adams (now Baker Tilly), or a “reportable event” as described in Item 304(a)(1)(v) of the Regulation S-K.

Fees Billed to QuickLogic by the Company's Audit Firms During Fiscal Year 2025 and During Fiscal Year 2024

Both Frank, Rimerman + Co. LLP, the Company’s independent registered public accounting firm, and Moss Adams (now Baker Tilly), the Company’s predecessor audit firm until June 4, 2024, billed QuickLogic for the following professional services during the fiscal years 2025 and 2024 as noted in the table below:

	Fiscal Years
	2025	2024
Frank, Rimerman + Co. LLP
Audit fees	$370,456	$100,000
Audit-related fees		$2,500
Tax fees	$57,330	$—
All other fees		$—

Moss Adams LLP (now Baker Tilly)
Audit fees	$52,500	$290,000
Audit-related fees	$26,250	$10,974
Tax fees	$2,000	$57,504
All other fees	$1,000	$30,583

The Audit Committee pre-approved all services and fees provided by Frank, Rimerman + Co. LLP and Moss Adams (now Baker Tilly) during fiscal years 2025 and 2024. Descriptions of fees billed are as follows:

Audit Fees

Audit fees consist of fees for the non-integrated audit of QuickLogic’s annual consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, reviews of QuickLogic’s unaudited condensed consolidated interim financial statements included in the Company’s quarterly Form 10-Q filings, and fees relating to the filings of the Company’s Registration Statements on Form S-3, Form S-8, and Prospectus on Form 424(b)(5) during fiscal years 2025 and 2024.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice, and tax planning.

Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934, as amended, or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.

The Audit Committee must approve all audit-related and permitted non-audit services to be performed by the independent registered public accounting firms prior to the commencement of such services. The Audit Committee approves such services on the basis that the services are compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. The independent registered public accounting firms present a fee proposal to the Audit Committee at mid-year for review. The approved fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) must be approved by the Audit Committee.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of the holders of a majority in voting power of our common stock present in person or represented by proxy at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against the proposal. Broker non-votes will not result from the vote on this Proposal No. 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF FRANK, RIMERMAN + CO. LLP AS QUICKLOGIC’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2027.

REPORT OF THE AUDIT COMMITTEE

This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of at least three members and operates under such written charter.

Membership of the Audit Committee

During the Fiscal Year 2025, the Audit Committee consisted of Michael R. Farese, Christine Russell, Joyce Kim, Ron Shelton, and Gary H. Tauss. Christine Russell served until her death on July 11, 2025.

Following Ms. Russell’s death, Dr. Farese served as acting chair until the appointment of Mr. Shelton to the Board and Chairman of the Audit Committee, effective August 7, 2025. Dr. Farese, Ms. Kim, Mr. Shelton, and Mr. Tauss have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq Capital Market’s listing standards.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Shelton is an “Audit Committee Financial Expert,” as defined in the SEC rules, and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq Capital Market for membership on an audit committee. Prior to Mr. Shelton’s appointment, Ms. Russell was the Audit Committee Financial Expert.

Role of the Audit Committee

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting. The Audit Committee’s responsibility is: (i) to monitor and review these processes; (ii) to provide our Board of Directors with the results and recommendations derived from this monitoring; and (iii) to select, appoint for ratification by the Company’s stockholders, and compensate the independent registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held five meetings during 2025. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management, and QuickLogic’s independent registered public accounting firm for Fiscal Year 2025, Frank, Rimerman + Co. LLP.  The Audit Committee discussed with Frank, Rimerman + Co. LLP the overall scope and plans for their audits and met with Frank, Rimerman + Co. LLP with and without management present, to discuss the results of their examination, reviews, and their evaluation of QuickLogic’s internal controls. The purpose of the Audit Committee is to fulfill the Board of Director’s oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards, and effective internal controls. During the meetings held in 2025 and thereafter, the Audit Committee reviewed and discussed, among other things:

•	the results of the 2025 independent audit of the consolidated financial statements and review of the Annual Report on Form 10‑K and Proxy Statement;
•	issues regarding accounting, administrative, and operating matters noted during the 2025 audit;
•	requirements and responsibilities for audit committees;
•	the Company’s significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;
•	the quarterly and annual procedures performed by our independent registered public accounting firm for Fiscal Year 2025;
•	the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

•

the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting, or other services, with funding from the Company;

•	the quarterly consolidated unaudited financial statements and filings with the SEC;
•	related party transactions; and
•	other matters concerning QuickLogic’s accounting, financial reporting, and potential conflicts of interest.

Review of QuickLogic’s Audited Consolidated Financial Statements for the Fiscal Year Ended December 28, 2025

The Audit Committee reviewed and discussed the Fiscal Year 2025 audited consolidated financial statements and the Company’s internal control over financial reporting with management and Frank, Rimerman + Co. LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed Frank, Rimerman + Co. LLP's independence from management and QuickLogic, including the matters covered by the written disclosures and letter received by QuickLogic from Frank, Rimerman + Co. LLP as required by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee reviewed QuickLogic’s audited consolidated financial statements and footnotes for inclusion in QuickLogic’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, and the Company’s internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2025, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Ron Shelton (Chairman)

Michael R. Farese

Joyce Kim

Gary H. Tauss

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

QuickLogic is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2025 executive compensation program for our named executive officers.

Overview

QuickLogic’s compensation program is overseen and administered by the Compensation Committee of the Board of Directors (for purposes of this Compensation Discussion and Analysis, the Compensation Committee is referred to as the “Committee”), which consists entirely of independent directors as determined in accordance with various SEC and Nasdaq rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available free of charge at https://ir.quicklogic.com/governance-docs. The Committee has the responsibility of setting the compensation and evaluating the performance of our executive officers, including our named executive officers (“NEOs”). Our NEOs for 2025 were:

•	Brian C. Faith, President and Chief Executive Officer;
•	Elias Nader, Senior Vice President and Chief Financial Officer; and
•	Timothy Saxe, Senior Vice President, Engineering and Chief Technology Officer.

For further information regarding each current NEO’s professional background, please refer to the section “Information About Our Executive Officers and Directors” under Item 1 of our Annual Report on Form 10-K for the year ended December 28, 2025, filed with the SEC on March 27, 2026.

Executive Summary

Our executive compensation program is designed (i) to provide incentives to our executive officers to manage and grow our business and (ii) to attract, retain, and motivate top quality, effective executives.

Our compensation program reflects a number of “best practices” including:

•	reasonable, “double trigger” change of control severance benefits that become payable only upon an involuntary termination in connection with a change of control of the Company;
•	no tax gross ups in connection with a change of control of the Company;
•	clawback policy covering equity and cash incentive compensation of all Section 16 officers, including in compliance with Rule 10D-1 and related Nasdaq listing standards;
•	insider trading policy that prohibits our executives, directors, and other employees from hedging or pledging our stock; and
•	no club memberships, personal use of corporate aircraft, or any other excessive executive perquisites.

Compensation Philosophy and Objectives

The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The executive compensation programs and practices of the Company also are designed to, among other things:

•

attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the technology industry;

•	motivate executive officers to achieve the Company’s business objectives through the use of an annual cash incentive compensation plan based on performance metrics tied to those objectives;
•	reward achievement of the Company’s short-term and long-term goals;
•

align the interests of executive officers with the long-term interests of stockholders through executive participation in equity-based compensation plans, and by making a significant amount of compensation dependent upon the achievement of business objectives; and

•	set compensation that is fair and reasonable and that discourages executives from exposing the Company to excessive risk.

Elements of Executive Compensation

The key elements of the compensation program for our NEOs are:

•	base salary;
•	performance-based incentive cash and equity compensation earned based on achieving corporate objectives; and
•	equity-based incentive compensation programs.

The Committee sets base salary with the goal of attracting and retaining highly qualified executive officers, including our NEOs, and adequately compensating and rewarding them on a day-to-day basis for the time they spend, the services they perform, and the skills and experience they bring to the Company. The Committee sets target cash incentive compensation and performance objectives to motivate our executive officers, including our NEOs, to achieve the performance objectives, thereby directly and meaningfully linking the achievement of the Company’s goals with their compensation. The Committee grants executive officers, including our NEOs, equity incentives to provide an incentive and reward for performance of key long-term business objectives and to help attract and retain these individuals. The Committee believes that the cash and equity incentive performance objectives and equity incentives align the interests of our NEOs and our stockholders while not encouraging our NEOs to expose the Company to excessive risk. In setting individual compensation levels for our NEOs, the Committee considers competitive market factors such as comparable compensation of similar individuals in similar companies as well as qualitative factors, such as experience, level of contribution, potential impact on company performance, and relative internal pay; and quantitative factors relating to corporate and individual performance.

Each of our NEOs is a party to a change in control arrangement. These arrangements are designed to provide our NEOs with certain payments and benefits if their employment with the Company is terminated in connection with a change of control. These arrangements are discussed in detail under the heading “Change of Control Severance Arrangements” below. The Board has determined that such payments and benefits are necessary to attract and retain our NEOs.

The Committee believes that our key elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of the Company’s compensation program.

Peer Group

The Committee, based on the recommendations of Compensia, an independent compensation consultant, has established certain criteria for selecting publicly traded companies constituting the peer group to be used by the Committee when evaluating executive compensation, Board of Director compensation, and equity trends (“Compensation Peer Group”). The Compensation Peer Group selection criteria is based on industry and financial comparability on the key metrics of (a) revenue of less than $100 million over the prior four quarters and (b) a 30-day market capitalization of $60 to $450 million. Although the parameters enabled the potential inclusion of a diverse set of companies, ultimately, the Committee focuses on those companies that are similar in revenue and market capitalization, while also including those companies with which we compete for executive talent and/or compete with respect to business. Other criteria we consider includes whether the company was based in California, whether the company was included in QuickLogic’s prior peer group, whether the company identified QuickLogic as a peer for compensation purposes, and whether the company was a fabless semiconductor company. These additional factors assist the Committee in choosing companies that would allow meaningful comparison given the primary region from which QuickLogic recruits key talent and the similarities in the business and operations with and among other fabless companies. For 2025 compensation decisions, we utilized the Compensation Peer Group below, as follows:

AEHR Test Systems	Interlink Electronics
Atomera	InTest
AXT	Kopin
BK Technologies	Network-1 Technologies
Blaize Holdings	NVE
CVD Equipment	Pixelworks
Everspin Technologies	Skywater Technology
Evolv Technologies Holdings	SonoTek
GSI Technologies	Turtlebeach
Identiv

This peer group market data is an important factor considered by the Committee when setting compensation, but it is only one of multiple factors considered by the Committee, and the amount paid to each named executive officer may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity, and other factors that the Committee deems important. The Committee used the Compensation Peer Group as one of various factors in determining the total target cash compensation, base salary, and target cash incentive compensation of our NEOs in 2025.

Cash-Based Compensation

Total Target Cash Compensation

NEO total target cash compensation consists of base salary and target cash incentive compensation. The Committee determines the base salary and target cash incentive compensation of the President and Chief Executive Officer and reviews and approves the base salaries and target cash incentive compensation for each of our other NEOs. The President and Chief Executive Officer may make recommendations to the Committee with respect to these elements of compensation of the NEOs other than himself, although the Committee retains complete discretion to accept or reject any recommendations.

In 2025, the total target cash compensation of our NEOs was as follows:

Name	Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Total Target Cash Compensation
Brian C. Faith	$468,000	100%	$468,000	$936,000
Elias Nader	$370,000	55%	$203,500	$573,500
Timothy Saxe	$335,000	50%	$167,500	$502,500

Cash Incentive Compensation

2025 Non-Equity Incentive Plan Compensation

Under our 2025 Non-Equity Incentive Plan Compensation (the “Bonus Plan”), as amended, our NEOs participate in a performance-based cash and equity incentive compensation plan. Our Bonus Plan places each NEO’s incentive compensation at risk. Our Bonus Plan is intended to: (i) increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and work to achieve or exceed the Company’s objectives; and (ii) to reward achievement of the Company’s short-term and long-term business goals. Under the Bonus Plan, our NEOs are eligible to earn cash bonus incentive compensation based upon achieving certain performance goals and objectives relating to the Company. In addition, the Bonus Plan allows for increases in the payouts for incentive awards as performance increases versus Bonus Plan objectives. We have designed our Bonus Plan with the intent of encouraging NEOs to rise to a high level of performance and to motivate performance in line with the Company’s approved operating plan. The Company’s operating plan is developed by management and reviewed and approved by our Board on an annual basis. Achievement of the objectives set forth in the operating plan requires significant effort and skillful execution, because these objectives are intended to be challenging to foster the growth and development of QuickLogic. Likewise, the performance goals established under the Bonus Plan are intended to be greatly challenging and require very high levels of performance to achieve at target levels. The Committee has discretion to increase, reduce, or eliminate bonuses under the Bonus Plan, as well as to grant bonuses outside of the Bonus Plan in limited circumstances.

In February 2025, the Committee established the target bonuses and performance objectives under the Bonus Plan for 2025. The Committee determined that the primary business objectives for 2025 were to achieve revenue of $24.8 million for Fiscal Year 2025 and a proforma (non-GAAP) operating income of $1.6 million (the “Bonus Plan Goals”). Each business objective is equally weighed. The payout curve for each business objective is non-linear to incentivize exceptional performance of objectives.  Bonuses could be earned depending on the degree to which the Company met or exceeded the Bonus Plan Goals.

Based on our level of achievement of the established 2025 Bonus Plan Goals, each NEO earned compensation of 0% of the NEOs’ target Bonus Plan Goals. However, despite failure to meet the Bonus Plan Goals, 2025 was a key year for the Company and management was responsible for a number of objectives other than the Bonus Plan Goals that were critical to the future strategy and revenue growth of the Company and were accomplished regardless of failure to reach revenue or operating income targets. At the November 4, 2025 Board Meeting, the Compensation Committee approved a one-time performance based bonus for each NEO equal to 75% of the Target Bonus as a percentage of base salary (100% for Brian C. Faith, 55% for Elias Nader and 50% for Timothy Saxe) based upon completion of two key deliverables for the Company by the end of 2025.

Equity-Based Compensation

The Committee believes that equity awards are an essential component of executive compensation. Equity awards are subject to vesting provisions to encourage our NEOs to remain employed with the Company and to align their interests with the long-term interests of our stockholders.

Our NEOs generally receive an equity award, approved by the Committee or the Board of Directors, when they join the Company. During each fiscal year, the Committee may grant our NEOs additional stock options or other equity awards. The Committee takes into consideration the NEOs’ relative responsibility, performance, and anticipated future contribution to Company performance. The Committee receives recommendations from the President and Chief Executive Officer on the amounts and terms of equity compensation to be awarded to the other NEOs. The Chief Executive Officer’s recommendations are based on the NEOs’ anticipated future performance, responsibilities, and potential impact on Company results. The Committee takes these factors as well as the Compensation Peer Group data into account when approving such awards.

The Committee also reviews prior equity awards to each NEO, including the number of shares that continue to be subject to vesting under prior equity awards, in determining the size of equity awards to each of our NEOs. If we grant stock options, they are granted with an exercise price per share equal to the closing market price of the Company’s common stock on the date of grant. The Committee did not grant any performance-based stock awards in 2025.

On August 28, 2025, the Compensation committee voted to approve refresh retention RSU grants to the NEOs with such awards to be made at the Company’s next regularly scheduled grant date. The RSU refresh retention grants were subsequently issued with a grant date of September 2, 2025. The RSUs vest over a two-year period with 50% vesting on the one-year anniversary of the grant date and 50% vesting on the second-year anniversary of the grant date, subject to each NEO’s continued service through the applicable vesting dates.

Stock-based Policies

We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our NEOs. Under our insider trading policy, directors, officers, or employees are not allowed to margin the Company’s securities, use the Company’s securities as collateral to purchase the Company’s securities or the securities of any other issuer, short sell Company securities, either directly or indirectly, or trade in derivative securities related to the Company’s securities.

Change of Control Severance Arrangements

Consistent with our goals to attract and retain highly qualified executive officers and maintain a competitive executive compensation program, we previously entered into change of control agreements with each of our NEOs. These arrangements provide for certain “double trigger” severance benefits in connection with a change of control, as discussed in detail under the heading “Change of Control Agreements” below. It is expected that from time to time, we may consider the possibility of a corporate transaction such as a change of control. These transactions may be a distraction to our NEOs and can cause our NEOs to consider alternative employment opportunities. We entered into these change of control agreements to better ensure their continued dedication and objectivity, notwithstanding the possibility or threat of a change of control, provide incentive for each NEO to continue employment with us and maximize stockholder value, and provide each NEO with enhanced financial security in these specified circumstances. The Committee believes that these change of control severance benefits are appropriate and reasonable as they are provided only upon an involuntary termination in connection with a change of control and do not become payable merely upon the occurrence of a change of control; provide for no tax gross-up or other excessive benefits to the NEOs; and are subject to the condition that each NEO agree to a release of claims in our favor. These benefits generally do not affect the Committee’s decisions regarding other elements of compensation.

Executive Perquisites

Our board of directors has approved a Policy for the Recovery of Erroneously Awarded Compensation, or clawback policy, in compliance with applicable rules of the SEC and Nasdaq. The clawback policy provides that, in the event of an “Accounting Restatement” (as defined in the clawback policy), the Company shall reasonably promptly recover any “Erroneously Awarded Compensation” (as defined in the clawback policy) received by any “Executive Officer” (i.e., any Section 16 officer who served during the performance period applicable to the Accounting Restatement), subject to limited exceptions to the extent permitted by the SEC and Nasdaq listing standards. We have filed a copy of our clawback policy as Exhibit 97 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The clawback policy is effective as of November 30, 2023.

Clawback of Awards in the Event of an Accounting Restatement

The Company’s NEOs are eligible to participate in the Company’s 401(k) Plan and other benefits available generally to other employees of the Company. Mr. Saxe receives cash car allowances. Mr. Faith and Mr. Nader do not receive a car allowance. Our NEOs do not receive club memberships, personal use of corporate aircraft, or any other perquisites or personal benefits.

Tax Considerations

Our Board has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program and has determined that limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and other highly compensated executive officers to one million dollars per individual, per year. On December 22, 2017, the Tax Cuts and Jobs Act repealed the exception to the limit on deductibility for performance-based compensation that met certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carry forward available to the Company for tax reporting purposes. We believe that achieving the compensation objectives discussed earlier is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies

The Committee administers our equity-based plans, although either our Board or the Committee may grant stock options or other equity awards to our NEOs. During 2025, equity awards were granted to our NEOs in the form of restricted stock units that vest based on continued service. Our NEOs are generally granted equity awards when they join the Company and they may receive additional equity grants as part of a refresh grant, upon promotion, or for individual performance. Our President and Chief Executive Officer recommends the timing, size, and terms of equity awards for NEOs other than himself, although the Committee is not obligated to approve these recommendations. Individual grants are based on position, individual performance, expected contribution, and market data for similar positions, if available.

The Compensation Committee has implemented certain general policies relating to grants of stock options, RSUs, and other awards, which policies apply to our NEOs. Specifically, the Committee has determined that, whenever stock options, RSUs and other awards are granted, they shall be granted on: (i) the second and fourth Thursdays of the Company’s fiscal month (each a “Regular Grant Date”), or on the date the last director or Committee member approves such grants if not approved prior to the Regular Grant Date; (ii) on the date of a pre-scheduled Board of Directors or Committee meeting; or (iii) on such other date established in advance by the Board of Directors or Committee. The Company intends that future equity awards be made on a similar schedule. Option grants or other equity awards to NEOs may be approved at a properly constituted meeting of the Board of Directors or Committee or by the unanimous written consent of the directors or Committee members. Generally, our unanimous written consents are executed electronically, to ensure the date of approval is certain. All required documentation, including the list of recommended equity awards by recipient and the terms of the award, are sent to the Board of Directors or Committee prior to the meeting. The Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not, and do not, plan in the future to coordinate the timing of the release of material non-public information for the purpose of affecting the value of executive compensation (including equity award grants).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included herein.

Respectfully submitted,

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael R. Farese

Andrew J. Pease

Gary H. Tauss (Chairman)

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The following table sets forth Fiscal Year 2025 and Fiscal Year 2024 compensation information for our Fiscal Year 2025 NEOs. We have elected to follow the scaled disclosure requirements applicable to Smaller Reporting Companies with respect to the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Brian C. Faith	2025	$468,000	$351,000	$377,495	$—	$—	$—	$—	$1,196,495
President & CEO	2024	$424,000	$—	$1,000,428	$—	$46,812			$1,471,241

Elias Nader	2025	$370,000	$152,625	$219,482	$—	$—	$—	$—	$742,107
CFO, SVP Finance	2024	$324,480	$—	$584,581	$—	$39,450	$—	$—	$948,511

Timothy Saxe	2025	$335,000	$125,625	$197,254	$—	$—	$—	$9,000	$666,879
Sr. VP of Engineering and CTO	2024	$287,706	$—	$557,066	$—	$32,519	$—	$9,000	$886,290

(1)

These amounts reflect one-time performance-based bonuses for each NEO equal to 75% of the Target Bonus as a percentage of base salary (100% for Brian C. Faith, 55% for Elias Nader, and 50% for Timothy Saxe) based upon completion of two key deliverables for the Company by the end of 2025.

(2)

The amounts reflect the aggregate grant date fair value of equity-based awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 14 to our consolidated financial statements entitled “Stock-Based Compensation” in our Annual Report on Form 10-K for Fiscal Year 2025, filed with the SEC on March 27, 2025.

(3)

The amounts reflect the aggregate grant date fair value of equity-based awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 14 to our consolidated financial statements entitled “Stock-Based Compensation” in our Annual Report on Form 10-K for Fiscal Year 2025, filed with the SEC on March 27, 2025.

(4)	These were the amounts earned by the NEOs based on Fiscal Year 2025 performance and Fiscal Year 2024 performance under the Bonus Plan.
(5)	The Company does not have a defined benefit pension plan, nor a non-qualified deferred compensation plan.
(6)

The amount shown for Mr. Saxe represents a cash automobile allowance. No NEO received perquisites exceeding $10,000 and no NEO had tax planning or other reimbursable personal expenses in 2025 nor 2024. The Company does not provide the NEOs with perquisites or personal benefits during or after the NEO’s employment, except as disclosed in this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR ENDED DECEMBER 28, 2025

The following table sets forth, for the fiscal year ended December 28, 2025, certain information regarding incentive awards granted to the NEOs.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)

Brian C. Faith	8/28/2025	9/2/2025	—	$468,000	—	—	—	—	137,870	—	674,184

Elias Nader	8/28/2025	9/2/2025	—	$203,500	—	—	—	—	67,745	—	331,273

Timothy Saxe	8/28/2025	9/2/2025	—	$167,500	—	—	—	—	78,843	—	385,542

(1)

Represents cash incentive award opportunities for our NEOs under the Bonus Plan. There were no thresholds or maximum payment amounts in 2025. A description of the Bonus Plan for Fiscal Year 2025 is included in the "Compensation Discussion and Analysis" above.

(2)	Represents target award opportunities under performance restricted stock units (PRSUs) awards under the 2019 Stock Plan. No PRSUs were awarded or granted in 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

FOR FISCAL YEAR ENDED DECEMBER 28, 2025

The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 28, 2025:

		Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (1) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Brian C. Faith	(1)	41,480	—	—	$12.05	9/7/2026	(2)	32,529	$208,836	—	—
		—	—	—	—	—	(3)	105,341	$676,289	—	—

Elias Nader		—	—	—	—	—	(4)	4,673	$30,001	—	—
		—	—	—	—	—	(2)	14,881	$95,536	—	—
		—	—	—	—	—	(3)	48,191	$309,386	—	—

Timothy Saxe	(1)	6,222	—	—	$12.05	9/7/2026	(2)	18,602	$119,425	—	—
		—	—	—	—	—	(3)	60,241	$386,747	—	—

(1)	25% of these options vested one year after September 8, 2016 and 1/48th per month of service thereafter.
(2)	50% of these RSUs vested one year after September 13, 2024 and 50% vests per year of service thereafter.
(3)	50% of these RSUs vest one year after September 2, 2025 and 50% vests on the second year of service thereafter.
(4)	25% of these RSUs vested one year after February 10, 2022, and 12.5% vest every six months of service thereafter.

OPTION EXERCISES AND STOCK VESTED

FOR FISCAL YEAR ENDED DECEMBER 29, 2025

The following table sets forth the number of option awards exercised by, and stock awards vested, for each of our NEOs during Fiscal Year 2025:

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brian C. Faith	—	$—	66,986	$377,495
Elias Nader	—	$—	37,354	$219,482
Timothy Saxe	—	$—	35,011	$197,254

(1)

Represents the number of shares that vested during Fiscal Year 2025, multiplied by the closing price of our common stock as reported on the Nasdaq Capital Market on the applicable vesting date, excluding any tax obligations incurred in connection with such vesting.

Equity Compensation Plan Summary

The following table sets forth certain information as of the end of the most recently completed fiscal year (December 28, 2025) with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

i.	All compensation plans previously approved by security holders; and
ii.	All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights as of December 28, 2025 (1)	Weighted Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 28, 2025 (3)
Equity compensation plans approved by stockholders	782,235	$12.05	841,976
Equity compensation plans not approved by stockholders	—	$—	—

(1)	This number includes 47,702 options and 782,235 RSUs outstanding under the 2009 Plan and the 2019 Plan respectively.
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.
(3)	This number includes 583,867 shares available for future grant under our 2019 Stock Plan and 258,109 shares available for future issuance under our 2009 Employee Stock Purchase Plan.

Post-Employment and Change of Control Compensation

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, each NEO is entitled to receive amounts earned during each term of  their employment, including base salary, incentive compensation (provided the NEO is employed on the last day of the performance period), and the vested portion of their equity awards. Our Compensation Committee may, at its discretion, approve the payment of incentive compensation if a NEO is not employed on the last day of the reporting period. Except for compensation payments associated with our standard change of control agreements or payments made to a third party arising from indemnification, the Company does not have any written or unwritten payment obligations to our NEOs upon their resignation, severance, or retirement. The Compensation Committee may decide to approve such payments in the future. The Company is not aware of any existing arrangements, the operation of which may result in a change of control of the Company.

Change of Control Agreements

The Company’s standard form of Change of Control Agreement for its President and Chief Executive Officer and its standard form of Change of Control Agreement for its other NEOs are attached as exhibits to our annual report on Form 10‑K. The Agreements provide that if the Company experiences a change of control, as defined in the Agreements, and such NEO’s employment with the Company terminates as a result of an “Involuntary Termination” within three months prior to or twelve months following the change of control, the Company will provide the following to the NEO for the relevant severance benefit period, which in the case of our President and Chief Executive Officer is 24 months and in the case of our other NEO’s, is 12 months:

•

A cash payment equal to 100% of their annual cash compensation (that is, base salary plus 100% of the target incentive compensation for the year, as in effect on the last day of employment or immediately prior to the change of control, whichever target incentive compensation is greater) plus 100% of any unpaid bonus and incentive compensation declared prior to the date of any such termination.

•

Continued coverage through COBRA under the Company’s group health, dental, and vision care plans at the same cost to the NEO as in effect on the last day of employment or immediately prior to the change of control, whichever cost is lower, for a period which is the lesser of (i) the date he or she is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination.

•

Full vesting acceleration of outstanding equity awards granted by the Company prior to the change in control and a post-termination exercisability period of up to 3 months with respect to any such stock options.

The terms of the Change of Control Agreements also provide:

•

In the event that the severance and other benefits provided for or otherwise payable to the NEO (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the NEO’s change of control benefits shall be either delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the Excise Tax, results in the receipt by the NEO on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

•	That such payments be made in a lump sum within 30 days of the Involuntary Termination, as defined in the Agreement.

•

That the NEOs shall be entitled to the severance benefits provided they sign a general release of claims substantially the same as the form included in the Company’s standard Change of Control Agreement.

•

Change of control generally is defined as the occurrence of any of the following: (i) consummation of a merger or consolidation of the Company with any other corporation, other than a transaction that would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction; (ii) approval by the Company stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) any person becoming the beneficial owner, directly or indirectly, of Company securities representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are directors who either (A) are directors of the Company as of the date of the Change of Control Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

•

Cause generally is defined as (i) any act of personal dishonesty taken by the individual in connection with his or her responsibilities as an employee which is intended to result in his or her substantial personal enrichment, (ii) the individual’s conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, (iii) a willful act by the individual which constitutes misconduct and is injurious to the Company, or (iv) continued willful violations by the individual of his or her obligations to the Company after there has been delivered to him or her a written demand for performance from the Company describing the basis for the Company’s belief that the individual has not substantially performed his or her duties, and a period of 30 days following the date of delivery of such written demand for the individual to cure such violations.

•

Involuntary Termination generally is defined as without the individual’s express written consent, (i) a significant reduction of the individual’s duties, position or responsibilities relative to the individual’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the individual from such position, duties and responsibilities, unless the individual is provided with comparable duties, position and responsibilities; (ii) a substantial reduction without good business reasons, of the facilities and perquisites (including office space and location) available to the individual immediately prior to such reduction; (iii) a reduction by the Company of the individual’s base salary or target incentive compensation as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the individual is entitled immediately prior to such reduction with the result that the individual’s overall benefits package is significantly reduced; (v) without the individual’s express written consent, the relocation of the individual to a facility or a location more than 50 miles from his or her current location; (vi) any purported termination of the individual by the Company which is not effected for Cause, as defined in the agreement, or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of the Change of Control Agreement by any successors, as defined in the Change of Control Agreement, provided however, that the individual has given notice of any such condition within 90 days of its initial existence and the Company has been given a cure period of at least 30 days.

The following table describes the severance benefits which would be owed by the Company to each of the NEOs upon their Involuntary Termination at any time three months prior to or twelve months after a change of control, as defined in our Change of Control Agreements with our NEOs. The amounts shown are based upon target cash compensation and in-the-money unvested equity awards outstanding for each individual assuming that each NEO’s Involuntary Termination occurred on December 28, 2025.

Name	Severance Base Salary	Severance Incentive Cash Compensation	Other Benefits (1)	Equity Awards (Stock Options and RSUs) (2)
Brian C. Faith	$936,000	$702,000	$52,728	$885,125
Elias Nader	$370,000	$203,500	$24,540	$434,923
Timothy Saxe	$335,000	$167,500	$35,364	$506,172

(1)

For other benefits, the amount in this column represents COBRA costs for the provision of annual health benefits, $23,112 and $31,200 for Timothy Saxe and Elias Nader, respectively, and $9,000 in a cash automobile allowance for Timothy Saxe.

(2)

For stock options, the amount in this column represents the intrinsic value of the acceleration of vesting of any stock options that vest upon the event. Intrinsic value is the difference between the exercise price of the stock option and the closing price of our common stock on the date the triggering event occurred, which was $6.42 on December 26, 2025 (the last trading day of the fiscal year ended December 28, 2025). In accordance with SEC guidelines, no amount is shown for any stock option the intrinsic value of which is $0 or less. The acceleration value of RSUs and PRSUs is calculated as the closing price of our common stock which was $6.42 on December 26, 2025 (the last trading day of the fiscal year ended December 28, 2025), multiplied by the number of shares being accelerated (for PRSUs, assuming acceleration of target number of shares).

In addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws, the Company has entered into agreements to indemnify its current and former directors and executive officers. The Company’s standard form of Indemnification Agreement is attached as an exhibit to our annual report on Form 10‑K. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company, or any other company or enterprise to which the person provided services at the Company’s request.

Pay Versus Performance

The following table sets forth compensation information and financial performance measures for the three most recent fiscal years. We have elected to follow the scaled disclosure requirements applicable to Smaller Reporting Companies with respect to the Pay Versus Performance Table. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Net Income (Loss)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2025	$1,196,495	$830,495	$1,408,986	$539,621	$126.07	$(12,040,000)
2024	$1,471,241	$1,419,065	$917,401	$904,071	$192.95	$(3,841,000)
2023	$1,445,392	$1,439,624	$871,608	$866,818	$365.70	$(263,000)

(1)	For all years in question, our Principal Executive Officer (PEO) was the Company's President and Chief Executive Officer, Brian C. Faith.
(2)

Compensation Actually Paid to PEO reflects the exclusions and inclusions related to timing variations. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Equity Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Narrative Disclosure to Pay Versus Performance Table

The line graphs below compare (i) the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR and (iii) our Net Income, in each case, for each of the last five years.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid v. Net Income (Loss)

Compensation Actually Paid v. Total Shareholder Return

Compensation of Non-Employee Directors

The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the non-employee directors of the Company for the fiscal year ended December 28, 2025.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($)	Total ($)
Michael R. Farese	$67,101	$63,101	$—	$130,202
Joyce Kim	$40,796	$25,653	$—	$66,449
Andrew J. Pease	$43,046	$25,653	$—	$68,699
Christine Russell	$19,768	—	$—	$19,768
Gary H. Tauss	$46,056	$25,653	$—	$71,709
Ron Shelton	$29,750	$25,653	$—	$55,403

(1)

Brian C. Faith, the Company’s President and Chief Executive Officer is not included in this table. Mr. Faith was an employee of the Company during Fiscal Year 2025 and therefore, received no compensation for his services as a director. The compensation received by Mr. Faith as an employee of the Company is shown in the Summary Compensation Table in this Proxy Statement.

(2)

Directors who are not employees of the Company received an annual retainer of $40,000 for serving as a director of the Company. Directors receive annual leadership compensation awards as follows: Chairman of the Board, Chairman of the Audit Committee, Chairman of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee, members of the Audit Committee, and members of the Compensation Committee, receive annual leadership compensation awards of $25,250, $19,500, $10,000, $7,500, $8,000, and $5,000, respectively. Retainers are paid quarterly. The Company reimburses all directors for travel, lodging, and other expenses related to their service on the Board.

(3)

On August 28, 2025, the Compensation Committee of the Board of Directors approved RSUs to the members of the Board of Directors with a subsequent grant date of September 2, 2025 as follows: Chairman Michael R. Farese was granted 12,904 RSUs with a grant date value of $63,101and Directors Andrew J. Pease, Gary H. Tauss, Joyce Kim and Ron Shelton were each granted 5,246 RSUs with a grant date value of $25,653. The fair market value of the Company's stock at the grant date of September 2, 2025 was $4.89.

The following table reports the non-vested RSUs and outstanding stock options held by non-employee directors on December 28, 2025:

Name	RSUs	Stock Options
Directors:
Michael R. Farese	12,904	—
Christine Russell	—	—
Gary H. Tauss	5,246	—
Andrew J. Pease	5,246	—
Joyce Kim	5,246	—
Ron Shelton	5,246	—

QuickLogic has agreed to indemnify each director and NEO against certain claims and expenses for which the director or NEO might be held liable in connection with past or future services to QuickLogic and its subsidiaries. QuickLogic maintains insurance policies insuring its directors and NEOs against such liabilities.

SECURITY OWNERSHIP

The following table sets forth certain information regarding our common stock beneficially owned as of March 9, 2026 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the NEOs listed in the Summary Compensation Table, and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of March 9, 2026, are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic’s directors, executive officers, and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 2220 Lundy Avenue, San Jose, California 95131.  Applicable percentage ownership in the following table is based on 17,720,435 shares of common stock outstanding as of March 9, 2026.

Title of Class: Common Stock $0.001 par value
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class Owned
Security Ownership of Certain Beneficial Owners (5%+):
Ben Andrews	1,056,000	6.0%

Security Ownership of Management:
Brian C. Faith	269,892	1.5%
Michael R. Farese	42,882	*
Joyce Kim	7,640	*
Elias Nader	67,779	*
Andrew J. Pease	31,551	*
Timothy Saxe	132,138	*
Ron Shelton	—	*
Gary H. Tauss	18,103	*
All executive officers and directors as a group (8 persons)	569,985	3.2%

*	Represents beneficial ownership of less than 1% of the outstanding common stock
(1)

This column consists of outstanding shares plus RSUs and stock option shares issuable within 60 days of March 9, 2026, which is May 8, 2026, with respect to current NEOs, Directors and Directors Nominees.

(2)

Based solely on a Schedule 13G (the “Ben Andrews Revocable Trust 13G”) filed by Ben Andrews on June 30, 2025, with respect to shares of QuickLogic common stock beneficially owned by Ben Andrews. Based solely on the Ben Andrews Revocable Trust 13G, Ben Andrews has sole dispositive power with respect to 1,056,000 shares of QuickLogic common stock. The principal business address of Ben Andrews Revocable Trust is 1307 NW 52nd Terrace., Gainesville, FL 32605.

TRANSACTIONS WITH RELATED PERSONS

The Company has entered into Change of Control Agreements with its President and Chief Executive Officer and its other NEOs. These are discussed under “Post Employment and Change of Control Compensation” above.

The Company has entered into agreements to indemnify its current and former directors and executive officers, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the corporate controller of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

The charter of the Audit Committee of the Board of Directors specifies that the Audit Committee review and pre-approve related party transactions as such term is defined by SEC rules and regulations. The Nominating and Corporate Governance Committee of the Board of Directors, under the terms of its charter, considers questions of possible conflicts of interest of members of the Board and of executive officers, and reviews actual and potential conflicts of interest of members of the Board and executive officers, clearing the involvement of such persons in matters that may involve a conflict of interest. In addition, the Company’s Code of Conduct and Ethics clarifies that no officer or any member of their family may supply goods or services to QuickLogic without approval.

On December 28, 2025, the Company canceled and extinguished approximately $7.9 million of intercompany amounts owed to it by its SensiML subsidiary in a non-cash transaction. The cancellation of the intercompany amounts resulted from the Company's designation of SensiML as an asset disposal group within discontinued operations.  The forgiveness of this intercompany balance was accounted for as a capital contribution to SensiML and was approved by the Company's Board of Directors as a related-party transaction.  For more information on this matter, please refer to the Company's fiscal 2025 annual report filed on March 27, 2026 with the SEC on Form 10K.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons acting as proxies to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors

Brian C. Faith
President and Chief Executive Officer

March 27, 2026

QUICKLOGIC CORPORATION
2220 LUNDY AVENUE
SAN JOSE, CA 95131
ATTN: LEGAL DEPARTMENT

SCAN TO VIEW MATERIALS & VOTE

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two class III Directors for a term of three years expiring on the date on which the Company's Annual Meeting is held in 2029	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Brian C. Faith 02) Ron Shelton

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of QuickLogic's named executive officers.	☐	☐	☐
3. To ratify the appointment of Frank, Rimerman + Co. LLP as the Company's independent auditors for the 2026 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000698682_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

QUICKLOGIC CORPORATION
Annual Meeting of Stockholders
May 7, 2026 10:00 AM
This proxy is solicited by the Board of Directors

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000698582_2 R2.09.05.010

Your **Vote** Counts!

QUICKLOGIC CORPORATION

2026 Annual Meeting

Vote by May 06, 2026

11:59 PM ET

QUICKLOGIC CORPORATION
2220 LUNDY AVENUE
SAN JOSE, CA 95131
ATTN: LEGAL DEPARTMENT

You invested in QUICKLOGIC CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 07, 2026.**

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of two class III Directors for a term of three years expiring on the date on which the Company's Annual Meeting is held in 2029 **Nominees:** 01) Brian C. Faith 02) Ron Shelton	For
2. To approve, on a non-binding advisory basis, the compensation of QuickLogic's named executive officers.	For
3. To ratify the appointment of Frank, Rimerman + Co. LLP as the Company's independent auditors for the 2026 fiscal year.	For

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